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                                                                  EXHIBIT 10.4

                               SECURITY AGREEMENT

         THE UNDERSIGNED, EXPRESSO FRANCHISE CORP. (hereinafter called "Debtor"), hereby grants to the following individuals:

                                  Geoff Boguch
                                 Ken Chamberlin
                                  David L. Cohn
                                Alvin I. Goldfarb
                                   Ottie Ladd
                                  John McMillan
                                 Solomon Menashe
                                  James Milgard
                               Ronald G. Neubauer

(hereinafter cumulatively called "Secured Party"), a security interest in the following described property; together with all increases therein and improvements therefor, together with all proceeds of all such property, to-wit:

         All furniture, fixtures, equipment, supplies, inventory of other merchandise, accounts receivable, goodwill, (including all rights to the name "Tuscany Premium Coffee'), and all other tangible or intangible property owned by Debtor and used in connection with its business conducted at each of the premises described in Exhibit A attached hereto, including all of Debtor's rights or interest under any lease or other rental agreement for occupancy of said premises.

All of said property is hereinafter referred to as the "Property."

         This Security Agreement is given to secure the payment and performance of all indebtedness and obligations of Debtor to Secured Party presently existing and hereinafter arising, direct or indirect, and interest thereon. In particular, this Security Agreement is given in consideration for the Secured Party's execution of a Commercial Guaranty ("the Guaranty"), guaranteeing the Debtor's compliance with the terms of its Loan, Line of Credit, Note or other indebtedness with Seattle-First National Bank ("the Indebtedness"). Regardless of the adequacy of any security which the Secured Party may at any time hold hereunder, and regardless of the adequacy of any other security which Secured Party may obtain with any other transactions, any deposits or any other moneys owing from Secured Party to Debtor shall (as collateral in the possession of Secured Party) constitute additional security for, and may be set off against, obligations secured hereby even though said obligations may not then be due.

         DEBTOR HEREBY REPRESENTS, COVENANTS AND AGREES, WITH SECURED PARTY AS FOLLOWS:

1. Use of Property. Debtor agrees to comply with any governmental regulation affecting the use of the Property and will not waste, injure nor destroy the Property, nor use nor permit the use of


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the Property in any unlawful manner. Debtor represents and agrees that the primary use of the Property is and will be for business use.

2. Debtor and Collateral Location. The address appearing next to the Debtor's signature below is the address of Debtor's chief executive office.

Collateral is located at the Debtor's address appearing below, and at the addresses listed on Exhibit A attached hereto.

Debtor will give Secured Party prior written notice of any change in either the Debtor's chief executive office or the location of its collateral.

3. Notice. Debtor will give Secured Party written notice of any default with respect to the Indebtedness, receipt of any notice of default from Seattle-First National Bank with respect to the Indebtedness, or any other document indicating that Debtor is not in compliance with respect to any matter that may result in the Secured Party's liability to Seattle-First National Bank under the terms of the Guaranty, within twenty-four (24) hours of the occurrence of the default or receipt of the aforementioned notice of said default.

4. Ownership and Liens. Debtor owns the property and the same is free and clear of all security interests and encumbrances of every nature. Any certificate of title now or hereafter existing on any of the Property will be delivered to the Secured Party and will recite the interest of Secured Party.

5. Taxes. Debtor will pay before delinquency all taxes or other governmental charges that are or may become a lien or charge on the Property and will pay any tax which may be levied on any obligation secured hereby.

6. Repairs and Inspection. Debtor will keep the Property in good repair. Secured Party may inspect the Property at reasonable times and intervals and may for this purpose enter the premises upon which the Property is located.

7. Insurance. Debtor will keep the Property continuously insured by an insurer approved by Secured Party against fire, theft and other hazards designated at any time by Secured Party, in an amount equal to the full insurable value thereof or to all sums secured hereby, with such form of loss-payable clause as designated by and in favor of Secured Party, and will deliver the certificates of insurance showing maintenance of said insurance policies to the Secured Party. In the event of loss, Secured Party shall have full power to collect any and all insurance upon the Property and to apply the same at its option to any obligation secured hereby, whether or not matured, or to the restoration or repair of the Property. Secured Party shall have no liability whatsoever for any loss that may occur by reason of the omission or lack of coverage of any such insurance.

8. Removal or Sale. Without the prior written consent of Secured Party, Debtor will not remove the Property is located and Debtor will not sell nor lease the Property or any interest therein.

9. Expenses Incurred by Secured Party. Secured Party is not required to, but may at its option,


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pay any tax or other charge or expense payable by Debtor and any filing or recording fees and any amounts so paid shall be repayable by Debtor upon Demand. Debtor will also repay upon demand all of Secured Party's expenses incurred in collecting, insuring, conserving or protecting the collateral or in any inventories, audits, inspections or other examination by Secured Party in respect of the collateral. All such sums shall bear interest at the lesser of one and one-half percent (1.5%) per month or the maximum rate permitted by law from the date of payment by the Secured Party until repaid by Debtor and such sums and interest thereon shall be secured hereby. The rights granted by this paragraph are not a waiver of any other rights of Secured Party arising from breach of any of Debtor's covenants.

10. Waivers. This Security Agreement shall not be qualified or supplemented by course of dealing. No waiver or modification by Secured Party of any of the terms or conditions hereof shall be effective unless in writing signed by Secured Party. No waiver nor indulgence by Secured Party as to any required performance by Debtor shall constitute a waiver as to any subsequent required performance or other obligation of Debtor hereunder. Debtor hereby waives any counter claims or defense hereunder against any assignee for value.

11. Default. Time is of the essence in this Security Agreement, and in any of the following events, hereinafter called "Events of Default," to-wit:

         a. Any failure by Debtor to comply with any of the terms of the Indebtedness;

         b. Issuance by Seattle-First National Bank of any notice of default with respect to the Indebtedness;

         c. Issuance by Seattle-First National Bank of any notice indicating its intent to recover from the Secured Party pursuant to the Guaranty;

         d. Any failure to perform as required by any covenant or agreement herein (subject to the right to cure any non-monetary default described herein other than as described in sub-sections (a), (b), and (C) of Section 11 within ten
                  (10) days after receipt of written notice of said default from Secured Party); or

         e. If the property should be seized or levied upon under any legal or governmental process against Debtor or against the property; or

         f. If Debtor becomes insolvent or is the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceeding under the federal bankruptcy laws; or makes an assignment for the benefit of creditors; or if Debtor is named in or the property is subjected to a suite for the appointment of a receiver; or

         g.       Dissolution or liquidation of Debtor.

         Then and in any of such events of a default, the Secured Party shall have an immediate right to pursue the remedies set forth in this Security Agreement.


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12. Remedies. In the event of a default hereunder, Secured Party shall have remedies provided by law; and without limiting the generality of the foregoing, shall be entitled as follows:

         a. Debtor agrees to put Secured Party in possession of the Property on demand; and

         b. Secured Party is authorized to enter any premises where the Property is situated and take possession of said Property without notice or demand and without legal proceedings; and

         c. At the request of Secured Party, Debtor will assemble the Property and make available to Secured Party at a place designed by Secured Party which is reasonably convenient to both parties; and

         d. Debtor agrees that a period of ten (10) days from the time notice is sent, by first-class mail or otherwise, shall be a reasonable period of notification of a sale or other disposition of the Property; and

         e. Debtor agrees that any notice or other communication by Secured Party to Debtor shall be sent to the address of the Debtor stated herein; and

         f. Debtor agrees to pay on demand the amount of all expenses reasonably incurred by Secured Party in protecting or realizing on the Property. In the event that this Security Agreement or any obligation secured by it is referred to an attorney for protecting or defending the priority of Secured Party's interest or for collection or realization procedures, Debtor agrees to pay a reasonable attorney's fee, including fees incurred in both trail and appellate courts, or fees incurred without suit, and expenses of title search and all court costs and costs of public officials. The sums agrees to be paid in this subparagraph shall be secured hereby; and

         g. If Secured Party disposes of the Property, Debtor agrees to pay any deficiency remaining after application of the net proceeds to the Indebtedness secured hereby.

13. Applicable Law. This Security Agreement shall be governed by the laws of the State of Washington.


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14. Execution of Counterparts of Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement. A true and correct photocopy of this Agreement, as executed by all parties hereto, may be used in lieu of the original for all purposes.

DATED this 13th day of September, 1995.

"DEBTOR"                                           "SECURED PARTY"
Expresso Franchise Corp.





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/s/  MARK MCDONALD                         /s/  GEOFF BOGUCH
-----------------------------------        ------------------------------------
MARK MCDONALD                              GEOFF BOGUCH
President                                  10900 NE 4th St., Suite 1510
601 Union Street, Suite 4620               Bellevue, WA 98004
Seattle, Washington 98101


                                           /s/  KEN CHAMBERLIN
                                           ------------------------------------
                                           KEN CHAMBERLIN


                                           /s/  DAVID L. COHN
                                           ------------------------------------
                                           DAVID L. COHN


                                           /s/  ALVIN I. GOLDFARB
                                           ------------------------------------
                                           ALVIN I. GOLDFARB


                                           /s/  OTTIE LADD
                                           ------------------------------------
                                           OTTIE LADD


                                           /s/  JOHN MCMILLAN
                                           ------------------------------------
                                           JOHN MCMILLAN


                                           /s/  SOLOMON MENASHE
                                           ------------------------------------
                                           SOLOMON MENASHE


                                           /s/  JAMES MILGARD
                                           ------------------------------------
                                           JAMES MILGARD


                                           /s/  RONALD G. NEUBAUER
                                           ------------------------------------
                                           RONALD G. NEUBAUER
                                           315 Second Avenue South
                                           Seattle, WA 98104



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                    Store Collateral For Seafirst Guarantors


CURRENTLY OPEN                            ADDRESS

1.       Norwest Tower                    1700 Lincoln Street, Denver, CO
2.       Meadowlake Village               12650 West 64th Avenue, Arvada, CO
3.       NationsBank                      901 Main Street, Dallas, TX
4.       First City Tower                 1001 Fannin Street, Houston, TX
5.       Society Tower                    127 Public Square, Cleveland, OH
6.       Chagrin Village                  54 Chagrin Plaza, Chagrin Falls, OH
7.       Park Building                    140 Public Square, Cleveland, OH
8.       One Mellon Tower                 500 Grant Street, Pittsburgh, PA
9.       Fifth Avenue Tower               120 Fifth Avenue, Pittsburgh, PA
10.      Southside                        101 E. Carson St., Pittsburgh
11.      Shadyside                        733 Copeland Street, Pittsburgh
12.      Squirrel Hill                    5887 Forbes Avenue, Pittsburgh
13.      University of Pennsylvania       123 S. 34th St., Philadelphia
14.      Sixth & Olive                    515 Olive Street, St. Louis, MO

UNDER CONSTRUCTION

15.      Central West End                 4753 McPherson, St. Louis, MO
16.      16th & Walnut                    220 S. 16th Street, Philadelphia, PA
17.      King of Prussia Mall             234 Mall Blvd., King of Prussia
18.      McKnight Siebert                 McKnight/Siebert, Pittsburgh, PA
19.      Eastgate                         South Center Rd., Mayfield, OH
20.      Foxridge                         S. County Line Rd., Denver, CO

LEASES AWAITING DESIGN

21.      Clayton                          41 N. Central, Clayton, MO
22.      Fashion Center                   Rt. 17/Ridgewood, Paramus, NJ
23.      Shaker Square                    13221 Shaker Ave, Cleveland, OH
24.      Westin Wm Penn                   Grant St., Pittsburgh, PA